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                                                                   Exhibit 10.06

                                 FIRST AMENDMENT

             THIS FIRST AMENDMENT TO THE RETENTION AGREEMENT (this "Amendment") is made as of November 2, 2005 by and among ALARIS Medical Systems, Inc., (which has been given the legal designation of Cardinal Health 303, Inc.) a Delaware corporation (the "Company") and David L. Schlotterbeck (the "Employee," and, together with the Company, the "Parties").

                                   WITNESSETH:

            WHEREAS, the Parties are the parties to a Retention Agreement dated August 31, 2004 (the "Agreement"), and desire to amend the Agreement as set forth herein (all capitalized terms set forth in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement).

            NOW, THEREFORE, the Parties agree as follows:

            1. Target Date. The Agreement is hereby amended to provide that all references to the "Target Date" (other than those in Section 1 of the Agreement, which shall continue to refer to June 28, 2006) shall refer to January 25, 2008, and the definition of Target Date in Section 1 of the Agreement shall be superseded by this Section 1 of this Amendment and deemed deleted. Nothing in this First Amendment to the Retention Agreement shall modify the vesting and termination payment provisions with respect to the Retention Bonus in the Agreement.

            2. Section 1. Section 1 is hereby amended to provide that if the Retention Bonus is earned, it shall, instead of being paid within 15 days following June 28, 2006, be paid (with interest accruing from June 28, 2006 through the Retention Bonus Deferred Payment Date at the RATE OF 6.00%) as soon as practicable following the first to occur of (x) the Employee's death or (y) within 15 days following the first date after June 30, 2008 on which Employee could be paid the Retention Bonus without the Company being subject to the limitations on deductibility imposed by Section 162(m) of the Code. The final sentence of Section 1 of the Agreement shall be restated in its entirety as follows: "In addition, if at anytime after June 28, 2006 (the "Target Date") the Employee voluntarily departs from the Company, the Company shall pay to the Employee a one time lump sum cash bonus equal to one hundred percent (100%) of the Employee's base annual pay as of the date of termination, as soon as practicable following the date of termination (or if the Employee is a "specified employee" (as defined in Section 409A(a)(2)(B)(i) of the Code), the six-month anniversary of the date of termination)."

             3. 2008 Payouts. In the event that the Employee terminates employment on or subsequent to the Target Date (during the fiscal year concluding on June 30, 2008), the Employee shall be entitled to receive (1) at the same time that annual bonuses are distributed to other participants in the annual bonus plan in which the Employee is participating for such fiscal year, a prorated bonus payment (calculated based on application of the same factors that the Company utilizes with respect to annual bonuses of similarly situated plan participants for such fiscal year), and (2) at the same time any cash incentive payments are distributed to participants in any then applicable cash incentive plans (in addition to the annual bonus plan) in which the Employee is then participating, a prorated cash payout of an amount (calculated based on application
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of the same factors that the Company utilizes with respect to similarly situated plan participants with respect to such plan). In the event the Employee receives any payments pursuant to this paragraph, each such payment shall be in lieu of any payment to which the Employee may be entitled with respect to the applicable annual bonus or other cash incentive plans. The parties will work in good faith to establish the specific provisions of any incentive awards potentially subject to this paragraph in a manner that avoids imposition of taxes pursuant to
Section 409A.

            4. Section 4(b)(ii). The Agreement is hereby amended to provide that
Section 4(b)(ii) thereof shall have no application with respect to any Payment Termination that occurs subsequent to June 28, 2006.

            5. Miscellaneous. This Amendment may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement. Except as expressly amended hereby, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be governed by and construed in accordance with the choice of law and dispute resolution provisions of the Agreement.

            IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed the foregoing Amendment as of the 2nd day of November, 2005.

                                           CARDINAL HEALTH 303, INC.

                                           By: /s/ George L. Fotiades
                                               --------------------------
                                               Name:  George L. Fotiades
                                               Title: President and Chief
                                                      Operating Officer
                                                      Cardinal Health, Inc.

                                           /s/ David L. Schlotterbeck
                                           -------------------------------------
                                           David L. Schlotterbeck

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